UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2012
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2012, CAI International, Inc. (the “Company”) and CAI Rail Inc. (“CAI Rail”), a wholly-owned subsidiary of the Company, entered into a Revolving Credit Agreement by and among CAI Rail, the Company as Guarantor, the lending institutions from time to time listed on Schedule 1 thereto, Union Bank, N.A., as administrative agent, and U.S. Bank, National Association, as joint lead arranger and syndication agent (the “Credit Agreement”).  The Credit Agreement provides for a three-year senior revolving credit facility of up to $85 million for the acquisition of railcars by CAI Rail, which is secured by all of the assets of CAI Rail and guaranteed by the Company.  Available borrowings under the Credit Agreement are based on 80% of the net book value of Eligible Railcars (as defined in the Credit Agreement).

Borrowings under the Credit Agreement bear interest at a variable rate. For domestic base rate loans, the interest rate is equal to the highest of (i) the daily federal funds open rate as published by the Federal Reserve Bank of New York and (ii) the administrative agent’s published “Reference Rate”, in each case plus a margin ranging from 0.5% to 1.25% based on certain conditions.  For Eurodollar rate loans, the interest rate is equal to a LIBOR-based rate plus a margin ranging from 1.50% to 2.25% based on certain conditions. The initial margin is set at 1.25% for base rate loans and 2.25% for Eurodollar rate loans. The Credit Agreement requires interest payments (a) quarterly with respect to base rate loans, (b) on the last day of the interest period for Eurodollar rate loans of three months or less and (c) on the date that is three months from the first day of the interest period and on the last day of the interest period for Eurodollar rate loans of more than three months.

The Credit Agreement contains customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to certain conditions and exceptions.  All unpaid amounts then outstanding are due and payable on June 7, 2015.

The foregoing summary does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 18,837,321 shares represented to vote either in person or by proxy, or 97.63% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.      Hiromitsu Ogawa and William Liebeck were elected as Class II directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hiromitsu Ogawa	17,806,819	391,688	638,814
William Liebeck	17,863,148	335,359	638,814

2.      KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,819,246	12,388	5,687	0

3.      The advisory vote approving the Company’s 2011 executive compensation, as disclosed in the Company’s proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,808,335	332,128	58,044	638,814

4.      The amendment to the Company’s 2007 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,944,282	248,201	6,024	638,814

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1
Revolving Credit Agreement, dated June 7, 2012, among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 thereto, Union Bank, N.A., as administrative agent, and U.S. Bank, National Association, as joint lead arranger and syndication agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2012	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Revolving Credit Agreement, dated June 7, 2012, among CAI Rail Inc., CAI International, Inc., the lending institutions from time to time listed on Schedule 1 thereto, Union Bank, N.A., as administrative agent, and U.S. Bank, National Association, as joint lead arranger and syndication agent.